AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (the "Agreement") is entered into as of the 2nd day of September, 2015 as an amendment to the original Employment Agreement dated September 10, 2014 between V. Scott Vanis ("Employee") and Minerco Resources, Inc., a Nevada Corporation, it’s affiliates, predecessors and subsidiaries (the "Company”).
WHEREAS, Employee and the Company desire to enter into this Amendment Agreement setting forth the terms and conditions for the employment relationship of Employee with the Company during the Employment Term (as defined below). This agreement shall amend the Employment Agreement dated September 10, 2014 between Employee and Company.
NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties to this Amendment Agreement hereby agree to Amend the sections as follows:
2.2     Stock. The Company shall grant to Five Hundred Thousand (500,000) shares of its Class B Preferred Stock, which were subsequently exchanged on January 7, 2015 for Two Hundred Fifty Thousand (250,000) shares of its Class C Preferred Stock, upon the effective date of this original Employment Agreement dated September 10, 2014. The stock shall be fully paid, non-assessable and shall contain other customary rights and privileges, including piggy back registration rights. All stock shall vest as of July 31, 2017.
6.5.     Termination in Case of Death. In case of Employee's death, any and all unvested stock or options granted to Employee under Section 2.2 of this Agreement shall vest in favor of Employee's estate as provided for in this Section(s) 6.51, 6.5.2, 6.5.3, and 6.5.4 herein. Company shall also continue any health benefits for family for one year. All stock shall vest as of July 31, 2017.

The Company:
Minerco Resources, Inc.
800 Bering Drive, Suite 201
Houston, TX 77057

Employee:
V. Scott Vanis
800 Bering Drive, Suite 201
Houston, TX 77057

IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the date first above written.
Minerco Resources, Inc., a Nevada Corporation

By:___/s/ V. Scott Vanis____________
V. Scott Vanis, President, Director

Employee

By:___/s/ V. Scott Vanis____________
V. Scott Vanis, an Individual